UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2018 (April 1, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2018, Ori Zanco was appointed as a member of the Board of Directors, or the Board, of DarioHealth Corp., or the Company, by the existing Board, to fill an existing vacancy on the Board, with such appointment to take effect immediately.

Mr. Zanco was nominated to the Board by Agate JT Healthcare Fund L.P., or Agate, the lead investor in the Company’s two concurrent private placement offerings that closed between February 28, 2018 and March 6, 2018. Pursuant to the terms of the securities purchase agreement executed with Agate, the Company granted Agate the right to appoint one individual to the Board within two months following the initial closing date, with such designee to be nominated to serve on the Board for so long as Agate maintains ownership in excess of 5% of the Company’s outstanding common stock.

Since 2017, Mr. Zanco has served as general counsel to Capital Point Ltd. Investment Company, currently traded on the Tel Aviv Stock Exchange. From 2009 to 2016, he worked as an attorney at the law firm of Katznell Dimant in Israel, where he managed the firm’s commercial law, capital markets and securities practice group. Prior to that role, from 2007 to 2009, Mr. Zanco served as general counsel to Central European Estate, N.V., a Dutch real estate company listed on the Tel Aviv Stock Exchange. In 2004, he received his M.B.A. from the College of Management Business School and an LL.B in from the College of Management Law School, both located in Rishon L’Zion, Israel.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Zanco and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Zanco has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 4, 2017, the Company held its held its 2017 Annual Meeting of Stockholders, or the 2017 Annual Meeting. At the 2017 Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory vote regarding the frequency of future advisory votes on named executive officer compensation. The Company’s stockholders voted for an advisory vote on named executive officer compensation to be held every three years, consistent with the recommendation of the Board. In response to the voting results and other factors, the Board has determined that the Company will hold an advisory vote on named executive officer compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary